                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                           MICRO GENERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           MICRO GENERAL CORPORATION
                              2510 RED HILL AVENUE
                          SANTA ANA, CALIFORNIA 92705

                                                                  April 30, 2001

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Micro General Corporation. The meeting will be held on June 19, 2001 at 10:00 a.m., Pacific Daylight Time, at the offices of Micro General Corporation, 2510 N. Red Hill Avenue, Suite 230, Santa Ana, California. The formal Notice and Proxy Statement for this Meeting are attached to this letter.

     It is important that you sign, date and return your proxy as soon as possible, even if you currently plan to attend the Annual Meeting. You may still attend the Annual Meeting and vote in person if you desire, but returning your proxy card now will assure that your vote is counted if you are unable to attend. Your vote is important, regardless of the number of shares you own.

     On behalf of the Board of Directors, I thank you for your cooperation.

                                          Sincerely,

                                          /s/ WILLIAM P. FOLEY, II
                                          WILLIAM P. FOLEY, II
                                          Co-Chairman of the Board

                           MICRO GENERAL CORPORATION
                              2510 RED HILL AVENUE
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 2001

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of Micro General Corporation, a Delaware corporation, will be held on June 19, 2001, at 10:00 a.m., Pacific Daylight Time, the offices of Micro General Corporation, 2510 N. Red Hill Avenue, Suite 230, Santa Ana, California for the following purposes:

     (1) to elect eight directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to approve an amendment to the Company's 1999 Stock Incentive Plan;

     (3) to approve an amendment to the Company's Certificate of Incorporation; and

     (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 23, 2001, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ JOSEPH E. ROOT
                                          JOSEPH E. ROOT
                                          Corporate Secretary

Irvine, California
April 30, 2001

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.

                           MICRO GENERAL CORPORATION
                              2510 RED HILL AVENUE
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Micro General Corporation (the "Company"). The proxy is for use at the Annual Meeting of Stockholders (the "Meeting") to be held June 19, 2001, at 10:00 a.m., Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of the Company, 2510 Red Hill Avenue, Suite 230, Santa Ana, California 92705.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about April 30, 2001, to all stockholders entitled to vote at the Meeting.

     The Company's principal executive offices are located at 2510 Red Hill Avenue, Santa Ana, California 92705, and its telephone number at that address is
(949) 622-4444.

     All shares represented by each properly signed and returned proxy card in the accompanying form, unless revoked, will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are marked on the proxy card, the shares will be voted in favor of the proposals described in this Proxy Statement. The accompanying proxy may be revoked by a stockholder at any time before it is voted, either by delivering a subsequent proxy or other written notice of revocation to the attention of the Corporate Secretary of the Company at 2510 Red Hill Avenue, Santa Ana, California 92705 or by attending the Meeting and voting in person.

     The only outstanding voting securities of the Company are shares of its Common Stock, par value $.05 per share ("Common Stock"). Each stockholder of record at the close of business on April 23, 2001 is entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that
date, there were [               ] shares of Common Stock outstanding, with each
share entitled to one vote. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting. Abstentions from voting, which may be specified on all matters except the election of directors, will be considered shares present and entitled to vote on a matter and, accordingly, will have the same effect as a vote against a matter. Broker non-votes are included in the determination of the number of shares present and voting; however, they are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Accordingly, broker non-votes are not counted as votes for or against a proposal.

     The Company will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the proxy card. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact, for which services such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Under its Bylaws, the Board may set the number of Directors at no less than four and no more than nine. The number of Directors is currently fixed at eight. Terms of the members of the Board of Directors are for a one-year period.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Each nominee elected as a Director will continue in office until his or her successor has been elected or until his or her earlier death, resignation or retirement. Each nominee is currently a member of the Board of Directors. The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2002:

William P. Foley, II
Patrick F. Stone
John R. Snedegar
Dwayne M. Walker
Bradley Inman
John McGraw
Richard H. Pickup
Carl A. Strunk

     Each director will be elected by a plurality of the votes cast at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the stated nominees. In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     THE BOARD OF DIRECTORS OF MICRO GENERAL CORPORATION RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES

     The principal occupation and certain other information about the nominees is included in the following table:

                             NOMINEES FOR ELECTION

                                                                                             DIRECTOR
             NAME                                   OCCUPATION                        AGE     SINCE
             ----                                   ----------                        ---    --------
William P. Foley, II             Chairman of the Board and Chief Executive Officer    56       1994
                                   Fidelity National Financial, Inc.
                                   Irvine, California
Patrick F. Stone                 President                                            53       1998
                                   Fidelity National Financial, Inc.
                                   Irvine, California
John R. Snedegar                 Chief Executive Office and President Micro           51       1998
                                   General Corporation
                                   Santa Ana, California
Dwayne Walker                    President and Chief Executive Officer Network        39       1999
                                   Commerce, Inc.
                                   Seattle, Washington
Bradley Inman                    Chief Executive Officer HomeGain.com                 48       2000
                                   Emeryville, California
John McGraw                      Co-Founder HatcheryWorks                             39       2000
                                   San Jose, California
Richard H. Pickup                Senior Vice President Wedbush Morgan Securities      65       1996
                                   Newport Beach, California
Carl A. Strunk                   Executive Vice-President, Finance                    63       1994
                                   CKE Restaurants, Inc.
                                   Anaheim, California

WILLIAM P. FOLEY, II

     Mr. Foley has been Co-Chairman of the Board since March 28, 2000. He has been a director of the Company since June 1994. Mr. Foley was the Chairman of the Board of the Company from June 1994 until April 9, 1999. Mr. Foley is Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and has been since its formation in 1984. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is a member of the Board of Directors of American National Financial, Inc., Miravant Medical Technologies, Inc. and Fresh Foods, Inc.

PATRICK F. STONE

     Mr. Stone has been a director of the Company since 1998. Mr. Stone became Chairman of the Board on April 9, 1999, and Co-Chairman of the Board on March 28, 2000. Mr. Stone is President of Fidelity National Financial, Inc. and has been since March 1997. From May 1995 through March 1997 he was an Executive Vice President of Fidelity National Financial, Inc. He is also President of Fidelity National Title Insurance Company and the four other underwriters of Fidelity National Financial, Inc. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon.

JOHN R. SNEDEGAR

     Mr. Snedegar has been a director of the Company since 1998. Mr. Snedegar became Chief Executive Officer and President of the Company on April 9, 1999. Mr. Snedegar was the President of United Digital Network, Inc. from 1990 until April 1, 1999. Prior to his involvement with United Digital Network, Inc., Mr. Snedegar was the President and Chief Executive Officer of AmeriTel Management, Inc. Mr. Snedegar is also currently a director of StarBase Corporation.

DWAYNE M. WALKER

     Mr. Walker has been a director of the Company since 1999. Mr. Walker is currently the President and Chief Executive Officer of Network Commerce, Inc. and has been since March 1996. During 1995 and 1996, Mr. Walker was also Chairman of US Connect which was acquired by IKON Office Systems. Mr. Walker is also an investor and advisor to NETDelivery, Inc. and other technology service companies. In 1989, Mr. Walker began a seven year tenure with Microsoft Corporation where he held several positions including, General Manager of Sales and Marketing, Director of Windows NT and Networking Products, Director of SQL Server and Network Products, and other senior management positions. Mr. Walker was recruited by Microsoft Corporation to spearhead the launching of the first two versions of SQL Server and Windows NT. In addition, Mr. Walker designed and led the worldwide deployment of the Microsoft Solutions Channel program.

JOHN MCGRAW

     Mr. McGraw has been a director of the Company since 2000. McGraw is the Co-Founder of HatcheryWorks, an Internet Incubator. HatcheryWorks was founded in December 1999 and has successfully launched over eight companies in the financial services arena. Prior to HatcheryWorks, McGraw served as President of Portola Dimensional Systems, a company that pioneered the use of 3D technology in business intelligence. Mr. McGraw got his start in technology when he Co-Founded InsWeb.com, the first mover in the insurance on the internet space. Prior to InsWeb, Mr. McGraw founded Pacific Specialty Insurance Company, Western Service Contract Corporation, Pacific Loan Administrators and McGraw Commercial Insurance Services.

BRADLEY INMAN

     Mr. Inman has been a director of the Company since 2000. Mr. Inman is the founder and Chief Executive Officer of HomeGain.com, the internet's first complete home selling resource center. He also owns and operates a news service, Inman News Features, which delivers real estate stories to more than 3,000 newspapers and Web sites.

RICHARD H. PICKUP

     Mr. Pickup has been a director of the Company since 1996. Mr. Pickup is currently a Senior Vice President of the New York Stock Exchange Member Firm of Wedbush Morgan Securities. For the past 36 years, he has been involved with major ownership of numerous public companies.

CARL A. STRUNK

     Mr. Strunk has been a director of the Company since June 1994. Mr. Strunk is Executive Vice President, Finance, of CKE Restaurants, Inc. and has been since April 2001, after having been Executive Vice President and Chief Financial Officer since 1999. Additionally, Mr. Strunk is Executive Vice President and Chief Financial Officer of American National Financial, Inc. Mr. Strunk joined Fidelity National Title Insurance Company in February 1992 as an Executive Vice President. He was elected an Executive Vice President and Chief Financial Officer of Fidelity National Financial, Inc. in March 1992 and served in this capacity until September 15, 1997. In September, 1997 he became Executive Vice President, Finance of Fidelity National Financial, Inc. until March 1998. Prior to his employment with Fidelity National Financial, Inc., Mr. Strunk was President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a certified public accountant and is also currently a director of American National Financial, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of three formal meetings during the year ended December 31, 2000. All directors attended 100% of all meetings of the Board of Directors.

     The Board presently has an Audit Committee and a Compensation Committee. The Audit Committee, which consisted of Messrs. Strunk, Pickup and Inman met once during 2000. The Audit Committee meets independently with internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee will be responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors. The Audit Committee met once during 2000, which meeting was attended by all members of the Committee.

     The Compensation Committee currently consists of Messrs. Foley, Walker and McGraw. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board on the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary efforts through incentive rewards. The Compensation Committee met seven times during 2000, and each such meeting was attended by all members of the Committee.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $3,000 per Board of Directors meeting attended, plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table. Biographical information for those executive officers who also serve as directors is set forth above.

                                                                                       EMPLOYED
       NAME                                 OCCUPATION                          AGE     SINCE
       ----                                 ----------                          ---    --------
John R. Snedegar       Chief Executive Officer and President                    51       1998
Dale C. Christensen    Executive Vice-President and Chief Financial Officer     48       1999
Jeff Sanderson         Executive Vice-President, Business Development           43       1985
Nancy Pope Nelson      Executive Vice-President and Chief Operating Officer     48       2001
Sue Fritts             Executive Vice-President                                 45       2001
Joseph E. Root         Senior Vice-President, General Counsel and Secretary     56       2000

NANCY POPE NELSON

     Ms. Nelson is Executive Vice-President and Chief Operating Officer of the Company and has been since January 2001. Prior to joining the Company, she served as Chief Operating Officer for QuadraMed and, prior to its acquisition by QuadraMed in March 1999, for Compucare, both of which companies provide software and services to healthcare providers. In her career, Ms. Nelson has managed software development, high tech product management, customer service and support, outsourcing, sales and marketing, and other business functions for technology companies and consulting firms in the public and private sectors.

SUE FRITTS

     Ms. Fritts is Executive Vice-President of the Company, a position she has held since March 2001. Previously Ms. Fritts was National Lender Solutions Executive Vice-President and Regional Manager of Fidelity National Financial, Inc., a position she had held since January 1999. She joined the Fidelity organization as Executive Vice-President of the Credit Division in 1998, coming from the First American Financial organization. She had been with that company through a number of acquisitions, extending back to First American's purchase of real estate-related businesses from TRW Information Services in 1993.

JEFF SANDERSON

     Mr. Sanderson, Executive Vice President of the Company, was one of the original founders of ACS Systems, Inc. in 1985. In May 1998, ACS Systems, Inc. was merged into the Company. Prior to this position, Mr. Sanderson served as President, System Development Division, of ACS Systems, Inc. since 1994. Prior to forming ACS Systems, Inc., Mr. Sanderson was a Senior Systems Programmer for Pacific Bell from June 1980 until November 1990.

JOSEPH E. ROOT

     Mr. Root is Senior Vice President, General Counsel of the Company and has been since April 12, 2000. Mr. Root was General Counsel of Marquip, Inc., Phillips, Wisconsin, from 1994 to April of 2000. Prior to that he was Group Counsel to Johnson Controls, Inc., Milwaukee, Wisconsin. He previously engaged in private practice in New York, NY.

DALE CHRISTENSEN

     Mr. Christensen is the Executive Vice President and Chief Financial Officer of the Company and has been since June 14, 1999. Mr. Christensen was Chief Financial Officer and Controller of Teltrust, Inc. from February 1999 to June 1999. He was Chief Operating Officer and Chief Financial Officer of United Digital Network, Inc. from June 1992 through February 1999.

                             PRINCIPAL STOCKHOLDERS

     The following table shows, with respect to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of April 2, 2001 (1) the number of shares of Common Stock so owned, and
(2) the percentage of all shares outstanding represented by such ownership (based upon the number of shares outstanding as of April 2, 2000).

                                                           NUMBER      PERCENT
          NAME AND ADDRESS OF BENEFICIAL OWNER            OF SHARES    OF CLASS
          ------------------------------------            ---------    --------
Fidelity National Financial, Inc. ......................  9,478,364(1)   71.2%
  17911 Von Karman Avenue
  Irvine, California 92614
Richard H. Pickup.......................................  1,506,192(2)   11.3%
  Wedbush Morgan Securities
  610 Newport Center Dr.
  Newport Beach, CA 92660
John R. Snedegar........................................  1,041,603(3)    7.8%
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705

---------------
(1) Represents 8,689,364 shares held of record by Fidelity National Financial, Inc.; presently exercisable warrants to purchase 12,500 shares of Common Stock at $1.50; presently exercisable warrants to purchase 250,000 shares of Common Stock at $1.00 per share; and a note convertible into 526,500 shares of Common Stock.

(2) Includes 149,900 shares of Common Stock held by the Pickup Trust; presently exercisable warrants to purchase 225,000 shares of Common Stock at $1.50 per share; presently exercisable warrants held by Dito Caree LP to purchase 225,000 shares of Common Stock at $1.50 per share; and presently exercisable options to purchase 71,667 shares of Common Stock.

(3) Includes presently exercisable warrants to purchase 100,000 shares of Common Stock at $1.50 per share; and presently exercisable options to purchase 718,270 shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership as of April 2, 2001, of the Common Stock of the Company by each director/nominee who owns shares, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given. Percentage of Class is based on number of shares outstanding as of April 2, 2001.

                                                  NUMBER OF
                                                   SHARES      NUMBER OF                  PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED      OPTIONS(1)      TOTAL      OF CLASS
     ------------------------------------         ---------    ----------    ---------    --------
William P. Foley, II..........................                   616,667       616,667      4.6%
  Fidelity National Financial, Inc.
  17911 Von Karman Avenue
  Irvine, CA 92614
Patrick F. Stone..............................                   489,129       489,129       3.7
  Fidelity National Financial, Inc.
  17911 Von Karman Avenue
  Irvine, CA 92614
John R. Snedegar..............................      323,333      718,270     1,041,603       7.8
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705

                                                  NUMBER OF
                                                   SHARES      NUMBER OF                  PERCENT
     NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED      OPTIONS(1)      TOTAL      OF CLASS
     ------------------------------------         ---------    ----------    ---------    --------
Dwayne Walker.................................                    30,001        30,001      *
  NetworkCommerce
  411 First St., #200
  Seattle, WA 98104
Bradley Inman.................................                    20,000        20,000      *
  HomeGain
  1250 45th St., #200
  Emeryville, CA 94608
John McGraw...................................                    20,000        20,000      *
  TopClaims
  1922 Zanker Rd., #4
  San Jose, CA 95112
Richard H. Pickup.............................    1,209,525       71,667     1,281,192       9.6
  Wedbush Morgan Securities
  610 Newport Center Dr.
  Newport Beach, CA 92660
Carl A. Strunk................................                    38,332        38,332      *
  American National Financial
  1111 E. Katella, #220
  Orange, CA 92867
Dale C. Christensen...........................        1,929       51,667        53,596      *
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705
Jeff Sanderson................................                    97,834        97,834         *
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705
Nancy Pope Nelson.............................                         0             0         *
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705
Sue Fritts....................................                         0             0         *
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705
Joseph E. Root................................                    33,333        33,333         *
  Micro General Corp.
  2510 North Red Hill Ave.
  Santa Ana, CA 92705
All directors and officers (13 persons).......    1,534,787    2,186,900     3,721,687     27.9%

---------------
 *  Represents less than 1% of the Company's Common Stock.

(1) Represents shares subject to stock options that are exercisable on April 2, 2001 or become exercisable within 60 days of April 2, 2001.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the three most highly compensated executive officers receiving over $100,000 in total compensation during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                              SALARY       BONUS      AWARDS --
            NAME AND PRINCIPAL POSITION              YEAR     ($)(1)      ($)(2)      OPTIONS(#)
            ---------------------------              ----    ---------    -------    ------------
John R. Snedegar...................................  2000     249,984     150,000      100,000
  Chief Executive Officer                            1999     177,073     150,000      250,000
  and President                                      1998         N/A                  600,000
Dale C. Christensen................................  2000     131,867      25,000       25,000
  Executive Vice-President and                       1999      68,670                  100,000
  Chief Financial Officer                            1998         N/A
Jeff Sanderson.....................................  2000     213,733
  Executive Vice President,                          1999     177,375      35,000       72,000
  Business Development                               1998     102,156                   75,000
Joseph E. Root.....................................  2000     176,539                   50,000
  Senior Vice President, General Counsel             1999         N/A
  and Secretary                                      1998         N/A

---------------
(1) Amounts shown for the indicated fiscal year include amounts deferred at the election of the named executive officer pursuant to the Company's 401(k) plan.

(2) Bonuses were awarded during the year following the fiscal year to which the bonuses relate, based on an evaluation by the Compensation Committee of the Board of Directors. Amounts shown for the indicated fiscal year include cash bonus amounts earned in the indicated year.

OPTION GRANTS

     The following table provides information as to options to purchase Common Stock granted to the persons named in the Summary Compensation Table during 2000 pursuant to the Company's 1998 and 1999 Stock Incentive Plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                               PERCENTAGE OF TOTAL                                   STOCK PRICE APPRECIATION
                             NUMBER OF         OPTIONS GRANTED TO    EXERCISE OR                        FOR OPTION TERM(1)
                       SECURITIES UNDERLYING      EMPLOYEES IN       BASE PRICE                      ------------------------
        NAME              OPTIONS GRANTS           FISCAL YEAR        ($/SHARE)    EXPIRATION DATE     5%($)        10%($)
        ----           ---------------------   -------------------   -----------   ---------------   ---------    -----------
John R. Snedegar.....         100,000                   15%             15.25       Jan. 11, 2010     959,064      2,430,457
Dale C. Christensen..          25,000                  3.8%              9.88        Jun. 7, 2010     155,133        393,330
Joseph E. Root.......          50,000                  7.5%             17.00       Feb. 14, 2010     534,560      1,354,681

These are assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the persons named in the Summary Compensation Table during 2000 and unexercised options held by them as of December 31, 2000.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                         DECEMBER 31, 2000              DECEMBER 31, 2000
                              ACQUIRED ON      VALUE      ----------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISEABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   --------------   -----------   -------------
John R. Snedegar............    81,730       1,400,120      718,270         50,000        1,432,350       78,500
Dale C. Christensen.........    15,000         232,216       51,667         58,533          132,784       85,666
Jeff Sanderson..............    22,500         263,523       97,834         11,666          172,703       18,257
Joseph E. Root..............      None                       33,333         16,667              N/A          N/A

     In accordance with the rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, the fair market value on December 31, 2000 is deemed to be $6.44, the closing price of the Company's Common Stock on December 31, 2000.

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment agreement (the "Agreement") with its President and Chief Executive Officer, Mr. Snedegar, effective April 15, 1999, replacing all other agreements entered into between the parties, but not superceding the Inducement Agreement dated August 1998. His minimum annual base salary is $250,000. The Agreement includes other compensation and executive fringe benefits, including an annual bonus equal to ten percent (10%) of the audited pre-tax profits for each calendar year, but no less than $150,000 for 1999. For calendar year 2002, the bonus calculation shall be prorated for the period from January 1, 2002 through the end of the term. There will be a transactional bonus paid equal to 5% of the net transaction proceeds, as defined in the Agreement for the sale of all or a majority interest in the Company's subsidiaries, or all or substantially all of the assets of any material division of the Company or its subsidiaries. In the event of termination of the agreement for Good Reason (as defined in the agreement as a change in control) or if Mr. Snedegar's employment is terminated in breach of this Agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination multiplied by the greater number of years remaining in the term of employment, including partial years, or 2 years, any pro-rated bonus earned, any transaction bonus due and accrued and unpaid expense reimbursement, and (iii) any transaction bonus owing. The Agreement allows the Company to terminate Mr. Snedegar upon written notice without cause with terms specified in the Agreement. Upon Mr. Snedegar's death, his estate will receive a payment in the amount of the base salary through date of death, any pro-rated bonus, any transaction bonus and unpaid expense reimbursement. Upon incapacity or disability for a continuous period of four months, the Company may terminate the employment contract with Mr. Snedegar upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the Agreement.

CHANGE IN CONTROL ARRANGEMENTS

     All stock options awarded under Company stock incentive plans become fully vested upon a change in control of the Company, including by merger or sale of all or substantially all of the Company assets.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions; and (iii) provide compensation opportunities which are competitive to those offered by other national title insurance companies and other middle-market corporations similar in size and performance. Although the exact identity of the corporations surveyed varies, these generally include technology companies and other corporations equal to or larger than the Company. The Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance. With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's national market share, net margin, quality of service, meeting strategic goals within the current economic climate and industry environment, scope of responsibilities, expansion by acquisition or otherwise, and profit retention and profitability, all of which combine to enhance stockholder value.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. The purpose of the Company's Stock Incentive Plan is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance.

April 2, 2001

                                          The Compensation Committee

                                          William P. Foley, II
                                          Dwayne Walker
                                          John McGraw

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2000. The Audit Committee is composed of three independent directors, as determined under NASDAQ rules, including Messrs. Strunk, Pickup and Inman. The Charter of the Audit Committee was adopted by the Board of Directors in its present form on April 12, 2000 and is included in this proxy statement as Exhibit A.

     Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors' opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company's financial position, results of operations and cash flows. The Audit Committee's responsibility is to monitor and oversee these processes.

     In reviewing the independence of the Company's outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1.

     In fulfilling its responsibilities relating to the Company's internal control, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company's audited financial statements for 2000. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Carl Strunk
                                          Richard H. Pickup
                                          Bradley Inman

April 19, 2001

                               PERFORMANCE GRAPH

     Pursuant to recent SEC regulations, listed below is the performance of the cumulative total return to shareholders (stock price appreciation) during the previous 5 years in comparison to returns on the NASDAQ 100 index and NASDAQ Computer index. The graph assumes an initial investment of $100.00 on January 1, 1996, with dividends reinvested over the periods indicated.

                              [PERFORMANCE GRAPH]

              ---------------------------------------------------------------------------------
                                      1995      1996      1997      1998       1999      2000
              ---------------------------------------------------------------------------------
               MGEN                  100.00    116.66     91.67    283.33    1,087.51   417.96
               NASDAQ                100.00    123.04    150.76    212.45     383.80    245.19
               NASDAQ Computer       100.00    134.07    162.18    351.39     738.78    229.02
              ---------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS

     None

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     On May 19, 2000, Micro General entered into an Intellectual Property Transfer Agreement with TXMNet, Inc. that provided the assets to enable TXMNet to begin operations in the field of real estate transaction facilitation. Under the agreement, the Company conveyed its 50% joint venture interest in RealEC, Inc., together with software and other intellectual property related to the real estate transaction business, in return for 6,500,000 shares of convertible, non-voting preferred stock. TXMNet changed its name to RealEC Technologies, Inc. on February 13, 2001.

     The following officers and directors of the Company are also officers and directors of RealEC Technologies, Inc.: John R. Snedegar -- Chief Executive Officer; William P. Foley, II -- Director; and Patrick F. Stone -- Director.

                                   PROPOSAL 2

           APPROVAL OF AN AMENDMENT TO THE MICRO GENERAL CORPORATION
                           1999 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Micro General Corporation 1999 Stock Incentive Plan (the "1999 Plan") to increase the number of shares of Common Stock which may be granted under the 1999 Plan from an aggregate of 2,000,000 to an aggregate of 3,000,000 (the "1999 Plan Amendment"). Assuming the 1999 Plan Amendment is approved, the total number of shares which may be granted under the 1999 Plan following the Annual Meeting will be 1,031,450. The Board of Directors believes that the 1999 Plan Amendment is necessary to enhance the ability of the Company to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts and successful conduct and development of the business of the Company largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. The issuance of the newly authorized shares of Common Stock as stock options will, upon exercise by the holder, have a dilutive effect on the Company's outstanding shares of Common Stock.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL AMENDING THE MICRO GENERAL CORPORATION 1999 STOCK INCENTIVE PLAN.

1999 PLAN TERMS

     The purpose of the 1999 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to motivate such persons by providing them with an equity participation in the Company. The 1999 Plan provides for the grant by the Company of options to purchase up to an aggregate of 2,000,000 shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. Upon approval of the proposed amendment, a total of 3,000,000 shares of Common Stock will be reserved for issuance under the 1999 Plan. Shares subject to options granted that can no longer be exercised and shares issued pursuant to an option exercise that are reacquired by the Company shall be again eligible for issuance under the 1999 Plan. The 1999 Plan expires in 2009, unless terminated earlier by the Board of Directors.

     The 1999 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board. Presently, the Compensation Committee of the Company's Board of Directors administers the 1999 Plan (the "Administrator"). The Administrator has broad discretion to determine the persons entitled to receive options under the 1999 Plan, the terms and conditions on which options are granted and the number of shares subject thereto. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

     Options granted under the 1999 Plan are "nonqualified stock options," i.e., options that do not qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. Options may be granted under the 1999 Plan for terms of up to 10 years. The exercise price of options must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant. No optionee may be granted options in excess of 500,000 shares in any year. Options granted under the 1999 Plan to officers, employees, directors, or consultants of the Company are nontransferable other than upon death by will and the laws of descent and distribution, and generally may be exercised only while the optionee is employed or retained by the Company or within three months after termination for any reason, with the exact date of expiration to be determined by the Administrator.

     Upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets, the acquisition of more than 50% of the total combined voting power of the Company's outstanding stock, a liquidation or dissolution of the Company and certain other similar events (a "Change-of-Control Event"), all outstanding options under the 1999 Plan shall accelerate immediately prior to such Change-of-Control Event. In addition, upon a Change-of-Control Event, outstanding options shall terminate unless (i) the Common Stock of the Company remains listed or admitted to trading on a national stock exchange or NASDAQ,
(ii) provision is made in writing for the continuance of the 1999 Plan and for the assumption of outstanding options or (iii) other adjustments are made in the Administrator's discretion to reflect the Change-of-Control Event. The Administrator shall provide notice to all participants 15 days prior to a Change-of-Control Event. In the event that the outstanding shares of Common Stock under the 1999 Plan are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend or other change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 1999 Plan and the number and kind of shares and the price per share subject to outstanding options in order to preserve, but not to increase, the benefits to persons then holding options.

     Payment for shares upon exercise of an option must be made in full at the time of exercise. The form of consideration payable upon exercise of an option shall, at the discretion of the Administrator and subject to any legal restrictions, be by (i) tender of United States dollars in cash or check, (ii) surrender of shares of Common Stock held by the option holder for at least 6 months, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise, (iii) issuance of a promissory note acceptable to the Administrator, (iv) waiver of compensation due or accrued to the option holder or (v) pursuant to other methods described in the 1999 Plan.

     The 1999 Plan may be amended, altered, suspended or terminated at any time by the Board of Directors as it may deem advisable, subject to any required stockholder approval.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 PLAN

     The following is a summary of certain federal income tax consequences of participation in the 1999 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1999 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

TAX WITHHOLDING

     Under the 1999 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised under the 1999 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or (ii) delivering to the Company shares of Common Stock owned by the participant.

STOCK PRICE

     On April 2, 2001, the closing price of the Common Stock of the Company as quoted on the NASDAQ National Market was $8.06.

PARTICIPATION IN THE 1999 PLAN

     Since the 1999 Plan was approved by the stockholders, a total of 1,968,550 options have been granted, including options that terminated before being exercised. As of April 2, 2001, there were options to purchase 1,804,671 shares of Common Stock outstanding and 99,213 shares of Common Stock had been issued pursuant to the exercise of options.

     The following table sets forth certain information as of April 2, 2001 with respect to options and rights granted under the 1999 Plan since inception to (i) each named executive officer listed in the Summary Compensation Table; (ii) all current executive officers as a group; (iii) all current non-employee directors as a group; (iv) each director nominee; (v) each holder of at least five percent of options granted under the 1999 Plan; and (vi) all current employees, excluding executive officers, as a group. Grants under the 1999 Plan are discretionary, and as of the date of this Proxy Statement there has been no determination by the Board of

Directors with respect to future awards under the 1999 Plan. The Company expects to grant options to officers, directors and other employees of the Company in the future.

                                                          NUMBER OF         AVERAGE WEIGHTED
                                                          SECURITIES            EXERCISE
                                                      UNDERLYING OPTIONS        OR BASE
                        NAME                              GRANTED(#)          PRICE($/SH)
                        ----                          ------------------    ----------------
William P. Foley, II................................        200,000             10.06
Patrick F. Stone....................................        200,000              3.9375
John R. Snedegar....................................        250,000              9.025
Dwayne Walker.......................................         25,000              4.875
Bradley Inman.......................................         40,000              9.50
John McGraw.........................................         40,000              9.50
Richard H. Pickup...................................         25,000              4.875
Carl A. Strunk......................................         25,000              4.875
Dale C. Christensen.................................         25,000              9.88
Jeff Sanderson......................................         35,000              4.875
Nancy Pope Nelson...................................        100,000              7.50
Joseph E. Root......................................         50,000             17.00
All Current Executive Officers (5 persons)..........        460,000              9.29
All Current Non-Employee Directors (7 persons)......        255,000              6.53
All Current Employees, Excluding Executive
  Officers..........................................      1,213,050              8.70

                                   PROPOSAL 3

                            APPROVAL OF AN AMENDMENT
         TO THE MICRO GENERAL CORPORATION CERTIFICATE OF INCORPORATION

     The Micro General Corporation Certificate of Incorporation, as amended on February 8, 1999, authorizes the Company to issue a total of 20,000,000 shares of Common Stock. The purpose of this increase is to have available for issuance a sufficient number of shares of Common Stock to permit additional issuances under the Company's Stock Incentive and Employee Stock Purchase Plans, as well as to permit the Company to consider transactions requiring the issuance of stock, without requiring additional approvals of stockholders, other than those required by applicable laws. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The authorized but unissued Common Stock could be issued in transactions that would make more difficult or costly a takeover of the Company. The proposed Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control, and the Board has no present intention to use additional shares of Common Stock to impede a takeover.

     On April 23, 2001, the Company had issued a total of           shares of
Common Stock.

     On March 7, 2001 the Board of Directors determined that it was in the Company's best interest to have additional shares of Common Stock available for issuance, and the Board adopted a resolution recommending that the Company's stockholders approve an increase in the number of shares of Common Stock authorized for issuance to a total of 50,000,000.

     After approval by the stockholders and entry of the amendment by the Secretary of State of the State of Delaware, Article 4 of the Company's Certificate of Incorporation will read in its entirety as follows:

        The total number of shares of stock which the Corporation shall have the authority to issue is Fifty-One Million (51,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.05 per share (the "Common Stock"), and One Million (1,000,000) shares of preferred stock, par value $.05 per share (the "Preferred Stock").

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Certificate of Incorporation. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3, THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                        INFORMATION CONCERNING AUDITORS

     The Board has selected the accounting firm of KPMG LLP ("KPMG") to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the fiscal year ending December 31, 2001. KPMG or its predecessors have continuously acted as independent certified public accountants for the Company in respect of its fiscal years commencing with the fiscal year ended December 31, 1988.

     The Company incurred the following fees for audit (and non-audit) services performed by KPMG with respect to fiscal 2000:

                        FINANCIAL INFORMATION
                         SYSTEMS DESIGN AND
    AUDIT FEES(1)        IMPLEMENTATION FEES    ALL OTHER FEES
    -------------       ---------------------   --------------
      $152,800                   $0                   $0

---------------
(1) For the audit of the Company's financial statements for fiscal 2000 and for the review of the Company's financial statements included in the Company's Forms 10Q filed during fiscal 2000.

     KPMG, the Company's independent public accountants, did not perform non-audit services for the Company in 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of their ownership, and changes in ownership, of such securities with the SEC. Executive officers and directors are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2000. Based solely upon a review of the copies of the reports received by it, the Company believes that all such filing requirements were satisfied.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to be considered for inclusion in the Proxy and Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than January 2, 2002. Any other proposal that a stockholder wishes to bring before the 2002 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials must also be received by the Company no later than January 2, 2002. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 2510 Red Hill Avenue, Suite 230, Santa Ana, California 92705. The persons designated as proxies by the Company in connection with the 2002 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Micro General Corp., 2510 Red Hill Avenue, Suite 230, Santa Ana, California 92705,
Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH E. ROOT
                                          JOSEPH E. ROOT
                                          Corporate Secretary

Dated: April 30, 2001

                                   EXHIBIT A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                           MICRO GENERAL CORPORATION
                            BOARD OF DIRECTORS, INC.

I. Audit Committee Purpose

     The Audit Committee (hereinafter sometimes referred to as the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, and accounting.

     2. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     3. Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers Automated Quotation ("NASDAQ"). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. The NASDAQ requires annual written affirmation of the Audit Committee independence. The criteria for assessing independence are:

     1. Former employees and family members of former employees. Must be a minimum of three years since employment with the Company, except that NASDAQ rules allow one former employee or one family member of a former employee, with less than three years separation, to be an audit committee member if it is determined by the Board to be in the Company's best interest.

     2. Business Relationships. If a director's employer receives revenue in excess of $200,000 per year, or five (5%) percent of its total revenue from the Company, the director is not considered independent.

     3. Cross-directorships. An audit committee member's compensation cannot be impacted by an employee of the Company.

     All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If the Chairman of the Audit Committee (the "Committee Chairman") is not designated or present, the members of the Committee may designate a Committee Chairman by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Committee Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     REVIEW PROCEDURES

     1. Review and re-assess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see below). The Committee Chairman may represent the entire Audit Committee for purposes of this review.

     INDEPENDENT AUDITORS

     1. The independent auditors are ultimately accountable to the Audit Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     2. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     3. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     4. Review the independent auditors' audit plan. Discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     6. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

     1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     2. Review the appointment, performance, and replacement of the senior internal audit executive.

     3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     OTHER AUDIT COMMITTEE RESPONSIBILITIES

     1. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     3. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                      PROXY

                            MICRO GENERAL CORPORATION
                              2510 RED HILL AVENUE
                           SANTA ANA, CALIFORNIA 92705

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William P. Foley, II and Patrick F. Stone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of Micro General Corporation held of record by the undersigned on April 23, 2000 at the Annual Meeting of Stockholders to be held on June 19, 2001 or any adjournment thereof.


1. ELECTION OF         [ ]  FOR the nominees listed below         [ ] WITHHOLD AUTHORITY to vote
   DIRECTORS:               (except as marked to the contrary         for the nominees listed below
                             below)

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

  William P. Foley, II   Patrick F. Stone    Bradley Inman     John McGraw
  Carl A. Strunk         Richard H. Pickup   John Snedegar     Dwayne M. Walker

2. To consider and vote upon a proposal to approve an amendment to increase shares available under Micro General Corporation's 1999 Stock Incentive Plan;

             [ ]   FOR               [ ]   AGAINST            [ ]   ABSTAIN

3. To consider and vote upon a proposal to amend the Micro General Corporation's Certificate of Incorporation;

             [ ]   FOR               [ ]   AGAINST            [ ]   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting thereof.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY NOMINEES AND FOR ALL PROPOSALS.

                                        DATED:
                                              ---------------------------------


                                        ---------------------------------------
                                                        (Signature)


                                        ---------------------------------------
                                                         (Signature)

                                                Please sign exactly as name(s)
                                    appear below. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
                        BY THE UNDERSIGNED STOCKHOLDER.